Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-effective Amendment No. 3 to the Registration Statement of Community Bancshares of Indiana, Inc. on Form S-4 of our report dated March 28, 2014 on the consolidated financial statements of First Financial Service Corporation and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Louisville, Kentucky

October 30, 2014

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